UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2013

PHH CORPORATION

(Exact name of registrant as specified in its charter)

MARYLAND	1-7797	52-0551284
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

3000 Leadenhall Road
Mt. Laurel, New Jersey 08054
(Address of principal executive offices, including zip code)

(856) 917-1744
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

Renewal of Credit Suisse Mortgage Financing Facilities

On May 22, 2013, PHH Mortgage Corporation (“PHH Mortgage”), a wholly owned subsidiary of PHH Corporation (the “Company,” “we,” “our” or “us”), entered into an Amendment No. 5 to Amended and Restated Master Repurchase Agreement with Credit Suisse First Boston Mortgage Capital, LLC (“Credit Suisse”) to, among other things, extend the term of PHH Mortgage’s committed mortgage warehouse financing facility with Credit Suisse for up to two years.  As a result, PHH Mortgage’s mortgage warehouse facility with Credit Suisse is scheduled to terminate no later than May 22, 2015, unless terminated earlier in accordance with its terms.

On May 22, 2013, PHH Home Loans, LLC (together with its subsidiaries, “PHH Home Loans”), an indirect majority owned subsidiary of PHH Mortgage, entered into an Amendment No. 6 to Amended and Restated Master Repurchase Agreement with Credit Suisse to, among other things, extend the term of PHH Home Loans’ committed mortgage warehouse financing facility with Credit Suisse for up to two years.  As a result, PHH Home Loans’ mortgage warehouse facility with Credit Suisse is scheduled to terminate no later than May 22, 2015, unless terminated earlier in accordance with its terms.

The amended and restated PHH Mortgage and PHH Home Loans facilities with Credit Suisse provide aggregate committed mortgage warehouse financing capacity of $675 million.  Each such facility contains various customary representations, warranties, covenants, conditions precedent and indemnification provisions.

Update to PHH Corporation Risk Factor

The risk factor set forth below that was included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012, which was filed with the U.S. Securities and Exchange Commission on February 28, 2013, is being updated in connection with a proposed private offering of asset-backed securities to reflect the receipt of document subpoenas by our mortgage subsidiaries that were issued by the Office of the Inspector General of the U.S. Department of Housing and Urban Development (“HUD”) and the U.S. Attorney’s Office for the Southern District of New York.  The HUD subpoenas request production of certain documents related to, among other things, our origination and underwriting process for loans insured by the Federal Housing Administration (“FHA”).  The U.S. Attorney’s Office subpoena requests production of certain documents related to, among other things, foreclosure expenses that we incurred in connection with the foreclosure of loans insured or guaranteed by FHA, Fannie Mae or Freddie Mac.  Although these document subpoenas do not contain any allegations of wrongdoing and we believe they are part of a broader industry review, there can be no assurance that we will not incur fines, penalties or increased legal costs in connection with document subpoenas or pending investigations or that future regulatory investigations may not arise.

Risks Related to Our Company

Our Mortgage businesses are complex and heavily regulated, and the full impact of regulatory developments to our businesses remains uncertain. In addition, we are subject to litigation, regulatory investigations and inquiries and may incur fines, penalties, and increased costs that could negatively impact our future results of operations or damage our reputation.

Our Mortgage Production and Mortgage Servicing segments are subject to numerous federal, state and local laws and regulations and may be subject to various judicial and administrative decisions imposing various requirements and restrictions on our business. These laws, regulations and judicial and administrative decisions to which our Mortgage Production and Mortgage Servicing segments are subject include those pertaining to: real estate settlement procedures; fair lending; fair credit reporting; truth in lending; compliance with net worth and financial statement delivery requirements; compliance with federal and state disclosure and licensing requirements; the establishment of maximum interest rates, finance charges and other charges; secured transactions; collection, foreclosure, repossession and claims-handling procedures; other trade practices and privacy regulations providing for the use and safeguarding of non-public personal financial information of borrowers and guidance on non-traditional mortgage loans issued by the federal financial regulatory agencies. By agreement with our private-label clients, we are required to comply with additional requirements that our clients may be subject to through their regulators.  Our failure to comply with the laws, rules or regulations to which we are subject would expose us to fines, penalties or potential litigation liabilities, including costs, settlements and judgments, or may result in the termination of our private-label agreements, any of which could have a material adverse effect on our business, financial position, results of operations or cash flows.

We are currently subject to inquiries, requests for information, and investigations as a result of our mortgage origination and servicing practices, including inquiries and requests for information from and investigations by regulators and attorneys general of certain states, the U.S. Department of Housing and Urban Development, the U.S. Attorney’s Office for the Southern District of New York, the Committee on Oversight and Government Reform of the U.S. House of Representatives, and the U.S. Senate Judiciary Committee.  We are also currently subject to an investigation of our mortgage servicing practices by the New Jersey Attorney General, as well as an investigation by the Bureau of Consumer Financial Protection (the “CFPB”) of our compliance with the Real Estate Settlement Procedures Act and other laws.  In addition, we are a party to various legal proceedings, which include private and civil litigation as well as government and regulatory examinations, investigations and inquiries or other requests for information.  We have received document subpoenas from the Office of Inspector General of the U.S. Department of Housing and Urban Development (“HUD”) and the U.S. Attorney’s Office for the Southern District of New York.  The HUD subpoenas request production of certain documents related to, among other things, our origination and underwriting process for loans insured by the Federal Housing Administration (“FHA”).  The U.S. Attorney’s Office subpoena requests production of certain documents related to, among other things, foreclosure expenses that we incurred in connection with the foreclosure of loans insured or guaranteed by FHA, Fannie Mae or Freddie Mac.  These matters are at varying procedural stages and the resolution of any of these matters may result in adverse judgments, fines, penalties, injunctions and other relief against us, payments made in settlement arrangements, as well as monetary payments or other agreements and obligations, any of which could have a material adverse effect on our business, financial position, results of operations or cash flows.

There has been a heightened focus of regulators on the practices of the mortgage industry, including investigations of lending practices, foreclosure practices, and loss mitigation practices, among other matters.  Our mortgage origination and servicing competitors have been subject to actions from, and settlements with, the U.S. Department of Justice under the False Claims Act and other statutes, alleging, among other things, reckless mortgage lending practices and improper or inadequate certification to the government in connection with the Federal Housing Administration’s Direct Endorsement Lending Program.  There can be no assurance that we will not incur fines, penalties or increased legal costs in connection with document subpoenas or pending investigations or that future regulatory investigations may not arise.  The heightened focus of regulators on the practices of the mortgage industry have resulted and could continue to result in new legislation and regulations that could materially and adversely affect the manner in which we conduct our mortgage business and have resulted in increased origination and servicing costs and potential litigation associated with our mortgage businesses.

We are monitoring a number of recent and pending changes to laws and regulations and other financial reform legislation that are expected to impact our Mortgage segments.  These developments include but are not limited to: (i) regulations from the Dodd-Frank Act, including the risk-retention requirements and definition of “qualified mortgages”; (ii) proposed changes to the infrastructures of Fannie Mae and Freddie Mac; and (iii) current rules proposed and adopted by the CFPB, including uniform standards for the mortgage servicing industry. Certain provisions of the Dodd-Frank Act and of pending legislation in the U.S. Congress may impact the operation and practices of Fannie Mae and Freddie Mac, and could reduce or eliminate the GSE’s ability to issue mortgage-backed securities, which would materially and adversely affect our businesses and could require us to fundamentally change our business model since we sell substantially all of our loans pursuant to GSE-sponsored programs.  These developments could also result in heightened federal regulation and oversight of our business activities and increase costs and potential litigation associated with our business activities.  The full impact these developments may have on our mortgage origination, servicing and securitization or structured finance transactions remains unclear.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHH CORPORATION

By:	/s/ William F. Brown
Name:	William F. Brown
Title:	Senior Vice President, General Counsel and Secretary

Dated: May 24, 2013